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                                                                EXHIBIT 10.38


                              AMENDMENT NUMBER TWO
                                       TO
                             SEPCO INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN



         By this Agreement,SEPCO INDUSTRIES, INC. Employee Stock Ownership Plan (herein referred to as the "Plan") is amended as follows, effective as of January 1, 1996:

Section 3.1 is deleted in its entirety and is replaced by the following:

         Any Eligible Employee shall be eligible to participate hereunder on the date of his employment with the Employer. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan prior to the close of the Plan Year in which he first becomes an Eligible Employee.

Section 8.11, "Transfer of Interest," is deleted in its entirety. The Plan Trustee shall not accept funds transferred from another Trust forming part of a pension, profit sharing, or stock bonus plan or a "conduit" Individual Retirement Account for the account of a Participant under the Plan.

                                       SEPCO INDUSTRIES, INC.



                                       By:  /s/ GARY A. ALLCORN
                                           -----------------------------------



                                       Title:  Sr. VP Finance
                                              --------------------------------



                                       Date:  1-31-96
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